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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              TRANSIT GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                    [TRANSIT GROUP, INC. LOGO APPEARS HERE]
                       2859 Paces Ferry Road, Suite 1740
                            Atlanta, Georgia 30339
                                (770) 444-0240

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders of Transit Group, Inc.:

  Notice is hereby given that the Annual Meeting of Shareholders, and any adjournment thereof (the "Meeting"), of Transit Group, Inc. ("TGI"), will be held at the Marriott Northwest, 200 Interstate North Parkway NW, Atlanta, Georgia 30339, on Thursday, May 18, 2000, at 9:30 A.M. Eastern Daylight Time, for the following purposes:

  1. To elect six directors of TGI to serve for the ensuing year and until their successors are duly elected and qualified (Proposal 1);

  2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2000 (Proposal 2); and

  3. To transact such other business as may properly come before the Meeting.

Only holders of the common stock of record at the close of business on March 24, 2000 (the "record date") will be entitled to notice of and to vote at the Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Philip A. Belyew
                                          --------------------
                                          Philip A. Belyew
                                          Chief Executive Officer

April 21, 2000
Atlanta, Georgia

Regardless of whether you plan to attend the Meeting, you are urged to complete, sign and return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

                    [TRANSIT GROUP, INC. LOGO APPEARS HERE]
                       2859 Paces Ferry Road, Suite 1740
                            Atlanta, Georgia 30339
                                (770) 444-0240

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 18, 2000

  This Proxy Statement is furnished in connection with the solicitation by our Board of Directors (the "Board") of proxies for use at the Annual Meeting of our shareholders, and any adjournment thereof (the "Meeting"). The Meeting will be held at the Marriott Northwest, 200 Interstate North Parkway NW, Atlanta, Georgia 30339, on Thursday May 18, 2000, at 9:30 A.M. Eastern Daylight Time. The Meeting is convened for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

  This Proxy Statement, accompanying proxy and our 1999 Annual Report to Shareholders are expected to be distributed to our shareholders on or about April 21, 2000.

Solicitation of Proxies

  This proxy solicitation will be conducted principally by mail, but may also be by telephone, the Internet or in person, the cost of which will be paid by us. Banks, brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to their principals and customers where appropriate, and we will reimburse such banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses in sending proxy materials to beneficial owners of our stock.

Actions to be Taken Under the Proxy

  Properly executed and returned proxies will be voted in accordance with the directions specified in the proxy. Properly executed proxies received by us will be voted as follows:

  . "FOR" the election of the nominees for director set forth below under the heading "Election of Directors" (Proposal 1).

  . "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2000 (Proposal 2).

  Any shareholder giving a proxy may revoke it at any time before it is exercised by giving written notice of revocation or a duly executed proxy bearing a later date to our Secretary. In order to be effective, such notice or later dated proxy must be received by us prior to the exercise of the earlier proxy. A shareholder may also attend the Meeting, revoke his proxy and vote in person.

  Our management knows of no matter to be brought before the Meeting other than those mentioned herein. If, however, any other matters properly come before the Meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

                   VOTING SECURITIES AND SHARE OWNERSHIP OF
                     MANAGEMENT AND PRINCIPAL SHAREHOLDERS

Voting Rights

   Both our common stock and our convertible preferred stock are entitled to vote at the Meeting. The close of business on March 24, 2000, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting. At March 24, 2000, there were 31,848,244 shares of our common stock outstanding and 5,000,000 shares of our convertible preferred stock outstanding and entitled to be voted at the Meeting. Each share of common stock and each share of our convertible preferred stock are entitled to one vote at the Meeting. A majority of the outstanding shares of our capital stock represented at the Meeting, in person or by proxy, will constitute a quorum. Our capital stock consists of common stock and convertible preferred stock.

Security Ownership of Certain Beneficial Owners

  The following table set forth certain information regarding ownership of our common stock and our preferred stock on an as converted basis as of March 24, 2000:

  .   by each person who beneficially owned more than 5% of our capital stock;

  .   by each of our directors and nominees;

  .   by the Named Executive Officers (as defined herein); and

  .   by all of our directors and executive officers as a group.

                                              Amount and Nature of   Percentage
Name and Address                             Beneficial Ownership of  of Common
of Beneficial Owner                              Common Stock(1)     Stock Owned
-------------------                          ----------------------- -----------
ECD Trust UA 7.30.80 .......................        7,053,595(2)        22.2%
1910 San Marco Blvd.
Jacksonville, FL 32207

T. Wayne Davis..............................       10,851,070(3)        33.9%
1910 San Marco Blvd.
Jacksonville, FL 32207

Philip Belyew ..............................        1,062,571(4)         3.3%
2859 Paces Ferry Road
Suite 1740
Atlanta, GA 30039

Carroll L. Fulmer ..........................        1,023,608(5)         3.2%
8340 American Way
Groveland, FL 34736

Wayne N. Nellums............................          352,157(6)         1.1%
2859 Paces Ferry Road
Suite 1740
Atlanta, GA 30339

N. Mark DiLuzio ............................          159,932(7)           *
2859 Paces Ferry Road
Suite 1740
Atlanta, GA 30339

Derek E. Dewan .............................           87,500(8)           *
6440 Atlantic Boulevard
Jacksonville, FL 32211

Ford G. Pearson ............................           87,500(9)           *
666 Garland Place
Des Plaines, IL 60016


                                            Amount and Nature of   Percentage
Name and Address                           Beneficial Ownership of  of Common
of Beneficial Owner                            Common Stock(1)     Stock Owned
-------------------                        ----------------------- -----------
Scott J. Tsanos ..........................           68,765(10)          *
2859 Paces Ferry Road
Suite 1740
Atlanta, GA 30339

Robert R. Hermann, Jr. ...................          108,000(11)          *
Hermann Companies
7701 Forsyth Boulevard
Tenth Floor
St. Louis, MO 63105

GE Capital Corporation ...................        5,000,000(12)       13.6%
120 Long Ridge Road
Stamford, CT 06927

All executive officers and directors as a
group (11 persons)........................       13,762,496           41.2%

--------
  *Represents less than 1%.

(1) Beneficial ownership has been determined in accordance with the Securities Exchange Act of 1934 and includes, in certain instances, shares held in the name of an individual's spouse or minor children, the inclusion of which is required by applicable rules of the Securities and Exchange Commission, but as to which shares the executive officer or director may have disclaimed beneficial ownership. Unless otherwise noted, all shares are owned of record by the persons named and the beneficial ownership consists of sole voting power and sole investment power. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable pursuant to options held by the respective person or group which may be exercised within 60 days after March 24, 2000 are included ("Presently Exercisable Options"). Presently Exercisable Options are deemed to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

 (2) Includes 6,033,601 shares of common stock owned directly, 926,130 held by General Parcel Corporation, and 93,864 shares of common stock issuable upon the exercise of certain warrants. Eunice C. Davis is the lifetime beneficiary of the ECD Trust and is the mother of T. Wayne Davis, our Chairman.

 (3) Includes 7,053,595 shares owned by the ECD Trust. Includes 1,577,614 shares of common stock owned directly; 1,276,396 shares owned by the TWD Trust for ECD, of which Mr. Davis is Trustee; 186,602 shares owned by the TWD Trust for DDL, of which Mr. Davis is Trustee; 171,497 shares owned by the TWD Trust for TDD, of which Mr. Davis is Trustee; 20,438 shares owned by the TWD Trust for TWD, Jr., of which Mr. Davis is Trustee; 14,997 shares owned by Redwing Properties, Inc., of which Mr. Davis is President; 4,912 shares owned by Mr. Davis' wife, Mary O. Davis; an aggregate of 50,688 shares of common stock held by Mr. Davis' children,
     C. Rebecca Davis, Elizabeth Davis and Katherine C. Davis; 336,445 shares of common stock issuable upon the exercise of certain warrants; and 157,886 shares of common stock issuable upon the exercise of Presently Exercisable Options granted to Mr. Davis.

 (4) Includes 228,571 shares of common stock owned directly and 834,000 shares of common stock issuable upon the exercise of Presently Exercisable Options granted to Mr. Belyew.

 (5) Consists of shares of common stock owned by Barbara Fulmer, Mr. Fulmer's wife.

 (6) Includes 2,577 shares of common stock owned directly and 349,580 shares of common stock issuable upon the exercise of Presently Exercisable Options granted to Mr. Nellums.

 (7) Includes 9,732 shares of common stock owned directly and 150,200 shares of common stock issuable upon the exercise of Presently Exercisable Options granted to Mr. DiLuzio.

 (8) Represents shares of common stock issuable upon the exercise of Presently Exercisable Options granted to Mr. Dewan.

 (9) Represents shares of common stock issuable upon the exercise of Presently Exercisable Options granted to Mr. Pearson.

(10) Includes 5,155 shares of common stock owned directly and 63,610 shares of common stock issuable upon the exercise of Presently Exercisable Options granted to Mr. Tsanos.

(11) Includes 70,500 shares of common stock owned directly and 37,500 shares of common stock issuable upon the exercise of Presently Exercisable Options granted to Mr. Hermann.

(12) Consists of all of our convertible redeemable preferred stock outstanding.

                             ELECTION OF DIRECTORS
                                 (Proposal 1)

Nominees

  Our Bylaws provide that our Board will consist of six members and our Board currently consists of six members, all of which are to be elected at the Meeting. Each of the nominees is currently a member of our Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our nominees named below. In the event that any of our nominees is unable or declines to serve as a Director at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by our present Board to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a Director. In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a Director will continue until our next annual meeting of shareholders or until a successor has been duly elected and qualified.

  The nominees, and certain information about them, are set forth below:

   Nominee                                      Current Position with TGI
   -------                                 ------------------------------------
   T. Wayne Davis......................... Chairman of the Board
   Philip A. Belyew....................... Chief Executive Officer and Director
   Derek E. Dewan......................... Director
   Carroll L. Fulmer...................... Director
   Robert R. Hermann, Jr.................. Director
   Ford G. Pearson........................ Director

  T. Wayne Davis, age 52, has served on our Board of Directors since February 1988 and served as our Chairman since February 1989. He has served as a director of Winn-Dixie Stores, Inc., a grocery store operator, since October 1982 and served that company as a Vice President from December 1971 to June 1987. Since July 1987, Mr. Davis has been a self-employed investor. He also serves on the Board of Directors of Enstar Group, Inc. and Modis Professional Services, Inc.

  Philip A. Belyew, age 52, has served as our President, Chief Executive Officer and as a Director since January 6, 1997. Until November 1996, Mr. Belyew was Chairman, President and Chief Executive Officer of Atlanta-based United TransNet Inc., which was formed in December 1995 following the merger of Courier Dispatch Group and five other ground and air courier companies, and acquired by Corporate Express in November 1996. From March 1994 to December 1995, Mr. Belyew served as President and Chief Executive Officer of Courier Dispatch Group and from December 1991 to March 1994, Mr. Belyew served as Chief Operating Officer of the same company.

Group and from December 1991 to March 1994, Mr. Belyew served as Chief Operating Officer of the same company.

  Derek E. Dewan, age 45, has served as a member of our Board of Directors since January 1997. Mr. Dewan is Chairman, President and Chief Executive Officer of Modis Professional Services, Inc., a national provider of strategic staffing, consulting and out-sourcing services to businesses, professional and service organizations and governmental agencies. Prior to joining Modis in 1994, Mr. Dewan was managing partner for the accounting firm of Coopers & Lybrand LLP in Jacksonville, Florida. Mr. Dewan also serves on the Boards of the National Association of Temporary Staffing Services (NATSS) and Payroll Transfers, Inc.

  Carroll L. Fulmer, age 66, has served as a member of our Board of Directors since September 1997. Mr. Fulmer is Senior Vice President of Transit Group Transportation LLC, one of our wholly-owned subsidiaries. Mr. Fulmer founded Carroll Fulmer Group and affiliates during the early 1960s.

  Robert R. Hermann, Jr., age 46, has served as a member of our Board of Directors since September 1998. Mr. Hermann is President of Hermann Companies, Inc., a packaging system company with domestic and international operations based in St. Louis, Missouri. Mr. Hermann is also Chairman of the Board of Directors and Chief Executive Officer of Hermann Marketing, Inc., a marketing firm based in St. Louis, Missouri and serves on the board of directors of First National Bank of St. Louis.

  Ford G. Pearson, age 58, has served as a member of our Board of Directors since October 1997. Mr. Pearson has served since 1986 as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Wheels, Inc., an Illinois-based fleet leasing and management company. Prior to his involvement with Wheels, Inc., Mr. Pearson held several positions with Continental Bank in Chicago, Illinois most recently in charge of Continental Bank's Commercial Finance Department.

  The election of our Directors requires an affirmative vote by a plurality of the votes cast. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect.

  Our Board of Directors recommends that you vote FOR the election of the nominees named above.

Board Meetings and Committees

  Our Board of Directors held six meetings during 1999. Mr. Davis, Mr. Belyew, Mr. Fulmer and Mr. Hermann attended all Board meetings in 1999. Mr. Dewan and Mr. Pearson attended five meetings during 1999. Each member of the Board attended more than 75% of the aggregate of Board and committee meetings of committees on which a Director serves.

  The Board has standing Executive, Audit, Compensation and Nominating committees. Certain information about these committees is provided below.

  Messrs. Belyew and Davis currently serve on the Executive Committee. The purpose of the Executive Committee is to exercise certain powers delegated by the Board of Directors between regular Board Meetings. All actions of the Executive Committee are subject to review and ratification by the full Board of Directors.

  Messrs. Dewan, Hermann and Pearson currently serve on the Audit Committee of the Board of Directors. The purpose of the Audit Committee is to review our financial statements and our internal financial reporting system and controls with our management and independent accountants, recommend resolutions for any dispute between our management and our auditors and review other matters relating to our relationship with our auditors.

  Messrs. Davis, Dewan, Hermann and Pearson currently serve on the Compensation Committee. The purpose of the Compensation Committee is to review and approve the compensation of our officers and certain highly compensated employees for each fiscal year. The compensation of our President and Chief Executive Officer remains subject to approval by the full Board. Mr. Davis is one of our executive officers.

  Messrs. Pearson and Dewan currently serve on the Nominating Committee. The purpose of the Nominating Committee is to review suggestions made by other Directors for new Board members. Our Bylaws do not provide a process for shareholders to nominate individuals for election as Directors.

  The Compensation Committee and the Audit Committee each held two meetings in 1999, and the Nominating Committee held one meeting during 1999. The Executive Committee did not meet in 1999.

Director Compensation

  The members of our Board of Directors who are our employees receive no additional compensation for serving on the Board or any committees thereof in excess of their regular salaries. Members of the Board of Directors who are not our employees receive a fee of $2,000 for each Board meeting attended.

  On April 12, 1999 the Compensation Committee granted the Chairman an option to purchase 50,000 shares of our common stock at an exercise price equal to the fair market value at the time of grant. One-third of these options vested immediately, one-third vested on April 12, 2000 and the remainder will vest on April 12, 2001.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                 (Proposal 2)

  Our Board of Directors, upon recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP as our independent accountants for 2000. PricewaterhouseCoopers LLP has been our independent public accountants since February 1997.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of PricewaterhouseCoopers LLP is not ratified, our Board of Directors will reconsider its selection of auditors.

  Adoption of this proposal requires an affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect.

  Our Board of Directors recommends a vote FOR the approval of the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2000.

                              EXECUTIVE OFFICERS

  The following table sets forth the names, ages, positions and certain other information regarding our executive officers:

  Name        Age                                Position
  ----        ---                                --------
T. Wayne
Davis......    52 Chairman
Philip A.
 Belyew....    52 Chief Executive Officer
N. Mark
 DiLuzio...    42 Senior Vice President--Finance, Mergers and Acquisitions
Wayne N.       51
 Nellums...       Senior Vice President, Chief Financial Officer, Secretary and Treasurer
Kim L.
 Mattingly..   43 Vice President--Human Resources
Donna L.
 Raines....    39 Vice President of Corporate Tax
Scott J.       49
 Tsanos....       Vice President, Chief Accounting Officer and Assistant Secretary

--------
Our executive officers serve at the pleasure of our Board of Directors.

  N. Mark DiLuzio, 42, has served as our Senior Vice President--Finance Mergers and Acquisitions since December 1998. From October 1997 to December 1998, Mr. DiLuzio served as our Vice President of Acquisitions. Prior to joining TGI, Mr. DiLuzio was Senior Vice President and Corporate Development Director for First Union Bank in Atlanta, Georgia from June 1988 to October 1997. He was employed by Texas Commerce Bancshares in Houston, Texas from June 1981 to June 1988 before joining First Union Bank in Atlanta.

  Wayne N. Nellums, 51, has served as our Senior Vice President, Chief Financial Officer, Secretary and Treasurer since December 1998. From May 1997 to December 1998, Mr. Nellums served as our Vice President, Chief Financial Officer and Secretary and was our Vice President and Chief Financial Officer from May 1995 to October 1995. Prior to joining us, Mr. Nellums was a Partner with KPMG Peat Marwick from July 1979 through February 1987. He was with The Enstar Group, Inc. and affiliated companies from February 1987 through December 1992, where he held several positions including Executive Vice President and Chief Financial Officer from June 1989 through April 1991, and Executive Vice President, Chief Financial Officer of Enstar Specialty Retail, Inc. from April 1991 through December 1992.

  Kim L. Mattingly, 43, has served as our Vice President of Human Resources since September 1998. Previously, she served as Director of Human Resources for Corporate Express Delivery, Inc. from November 1996 to October 1997. Ms. Mattingly was employed by United TransNet, Inc., formerly known as Courier Dispatch Group, Inc. from September 1980 through October 1996 as Director of Human Resources.

  Donna L. Raines, 39, has served as our Vice President of Corporate Tax since October 1999. From June 1996 to October 1999, Ms. Raines served as Tax Director for Boral Industries, Inc. From June 1990 to May 1996 she served as Tax Manager for Rank America, Inc.

  Scott J. Tsanos, 49, has served as our Vice President and Chief Accounting Officer since February 1998. From November 1996 to December 1997, Mr. Tsanos served as Senior Vice President of Finance for the Camberley Hotel Company. From January 1983 through November 1996, Mr. Tsanos was employed by Sybra, Inc. as Vice President of Finance.

Executive Compensation

  The following table shows the summary compensation paid by us to our Chief Executive Officer and other executive officers whose salary and bonus exceeded $100,000 in 1999 (the "Named Executive Officers").

                          Summary Compensation Table

                                                                                  Long-Term
                                                                                Compensation
                                            Annual Compensation                    Awards
                               --------------------------------------------- -------------------
                                                                                 Securities
                                                            Other Annual         Underlying          All Other
 Name and Principal Position   Year Salary ($) Bonus ($) Compensation ($)(1) Options Granted (#) Compensation(2)($)
 ---------------------------   ---- ---------- --------- ------------------- ------------------- ------------------
T. Wayne Davis................ 1999  $157,692   $   --         $   --               50,000            $   --
 Chairman of the Board         1998  $102,981   $   --         $   --               25,000            $   --
                               1997  $ 72,746   $   --         $   --                  --             $   --
Philip A. Belyew.............. 1999  $216,864   $   --         $   --              100,000            $53,460
 President and Chief Executive 1998  $176,896   $86,300        $ 4,750             100,000            $34,741
 Officer                       1997  $150,000   $   --         $   --              700,000            $   --
Wayne N. Nellums.............. 1999  $166,356   $   --         $   --               50,000            $17,839
 Senior Vice President,        1998  $140,660   $32,200        $   --               24,000            $16,538
 Chief Financial Officer,      1997  $104,384   $   --         $12,750             200,000            $38,010
 Secretary and Treasurer
N. Mark DiLuzio............... 1999  $166,356   $   --         $   --               50,000            $12,063
 Senior Vice President of      1998  $121,146   $20,000        $   --               50,000            $13,585
 Finance, Mergers and          1997  $ 23,442   $   --         $   --              100,000            $   --
 Acquisitions
Scott J. Tsanos............... 1999  $123,111   $   --         $   --               40,000            $13,698
 Vice President and Chief      1998  $ 90,166   $11,250        $   --               75,000            $ 9,698
 Accounting Officer            1997  $    --    $   --         $   --                  --             $   --

--------

(1) Consists of income tax payments and tax services paid on behalf of the executive officer.
(2) In accordance with Securities and Exchange Commission rules, reporting is not required with respect to a named executive officer unless the aggregate of such compensation exceeds $50,000 or 10% of the total annual salary and bonuses. The amounts reported for Mr. Belyew in 1999 include an auto allowance of $11,400, life insurance premiums of $35,160 and club dues of $6,900. The amounts reported for Mr. Belyew in 1998 include an auto allowance of $11,400, dues of $6,900 and life insurance premiums of $21,191. The amounts for Mr. Nellums in 1999 include an auto allowance of $11,400, life insurance premiums of $4,339 and club dues of $2,100, and the amounts reported for Mr. Nellums in 1997 include an auto allowance of $10,450, club dues of $195 and reimbursement of relocation expenses of $39,873. The amounts for Mr. Tsanos in 1999 include an auto allowance of $11,400 and life insurance premiums of $2,298.

Stock Options Granted in 1999

  The following table provides information with respect to the stock options granted in 1999 for the Named Executive Officers.

                                                                                    Potential
                                                                                Realizable value
                                                                                   at assumed
                                                                                 annual rates of
                           Number of     Percent of                                stock price
                           Securities   Total Options                             appreciation
                           Underlying    Granted to                              for option term
                            Options       Employees   Exercise Price Expiration -----------------
     Name                Granted (#)(1)    in 1999    Per Share ($)     Date     5% ($)  10% ($)
     ----                -------------- ------------- -------------- ---------- -------- --------
T. Wayne Davis..........     50,000           5.5%        $4.31       04/12/09  $135,527 $204,449
Philip A. Belyew........    100,000         11.1.%        $4.31       04/12/09  $271,054 $408,897
Wayne N. Nellums........     50,000           5.5%        $4.31       04/12/09  $135,527 $204,449
N. Mark DiLuzio.........     50,000           5.5%        $4.31       04/12/09  $135,527 $204,449
Scott J. Tsanos.........     40,000           4.4%        $4.31       04/12/09  $108,421 $163,559

--------

(1) One-third of the options granted vested immediately, one-third of the options vested on April 12, 2000 and the remainder will vest on April 12, 2001. All of the options have an exercise price equal to the fair market value at the time of grant.

Fiscal Year End Option Values

  The following table provides information with respect to year-end option values for the Named Executive Officers. The Named Executive Officers exercised no options in 1999.

                              Number of Securities
                                   Underlying           Value of Unexercised
                             Unexercised Options (#)  In-the-Money Options ($)
                            ------------------------- -------------------------
     Name                   Exercisable Unexercisable Exercisable Unexercisable
     ----                   ----------- ------------- ----------- -------------
T. Wayne Davis.............   157,886      24,750      $ 59,982        --
Philip A. Belyew...........   834,000      66,000      $744,100        --
Wayne N. Nellums...........   349,580      24,420      $258,900        --
N. Mark DiLuzio............   167,000      33,000           --         --
Scott J. Tsanos............    77,050      37,950           --         --

--------
(1) The year-end dollar value of unexercised in-the-money options was calculated by determining the difference between the fair market value of the securities underlying the options at December 31, 1999 ($3.06) and the exercise price of the options.

Certain Transactions

  On July 13, 1999 we made a loan to C. Tony Fulmer, son of Carroll Fulmer, a member of our Board of Directors, in the amount of $500,000. The note is a demand note, bears interest at the rate of 8.0% and is secured by 81,632 shares of our common stock.

  In connection with their acquisition in 1997, Carroll Fulmer & Co. had a receivable from three limited partnerships owned by Carroll Fulmer, a member of our Board of Directors, and his immediate family. The receivable aggregated $838,000 at acquisition and remained constant through December 1998. During 1999, as a result of the disposal of certain revenue equipment, the receivable increased to $2,192,000 at December 31, 1999. In February 2000 the limited partnerships remitted $374,000 to us, thereby reducing the amounts outstanding to $1,818,000. These receivables are non-interest bearing and are due in 2002 at the expiration of certain equipment leases.

  Philip A. Belyew, our President and Chief Executive Officer, is indebted to us. As of December 31, 1998, December 31, 1999 and April 14, 2000 his loan balances were $65,000, $315,000 and $422,000. This indebtedness currently bears interest at a rate of 8.0% and is due on demand.

  We lease certain facilities and equipment from several of the former owners of businesses we have acquired, including from Carroll Fulmer, a member of our Board of Directors. During 1998 and 1999, rental payments under operating leases to related third parties aggregated $194,000 and $1,400,000. Payments to related third parties under capitalized leases totaled $1,600,000 in each of 1998 and 1999. The terms of the leases with related parties are, in the opinion of management, no less favorable to us than could be obtained from unrelated third parties.

                            STOCK PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on our common stock to the cumulative total return of the Russell 2000 and the Nasdaq Trucking and Transportation indices for the period commencing on December 31, 1994 and ending December 31, 1999 (the "Measuring Period"). The graph assumes that the value of the investment in our common stock and each index was $100 on December 31, 1994. The yearly change in cumulative total return is measured by dividing (1) the sum of (i) the cumulative amount of dividends for each fiscal year, assuming dividend reinvestment, and (ii) the change in share price between the beginning and end of the Measuring Period, by (2) the share price at the beginning of the Measuring Period.

                   [LINE GRAPH]

                TRANSIT GROUP, INC.
            TOTAL RETURN TO SHAREHOLDERS
                    12/94  12/95 12/96 12/97  12/98 12/99
                    -----  ----- ----- -----  ----- -----
Transit Group Inc.  $100   $ 73  $ 55  $128   $105  $ 61
Russell 2000        $100   $128  $155  $204   $191  $188
Nasdaq Trucking     $100   $117  $129  $165   $148  $158
and Transportation

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  During 1999, the Compensation Committee of our Board of Directors was comprised of three non-employee members and one employee member of our Board. The Compensation Committee is responsible for:

  .  setting our compensation philosophy and policies;

  . establishing the compensation of our Chief Executive Officer, Philip Belyew, and other executive officers; and

  . administering and awarding options and other awards under our stock incentive plans.

  Our compensation policies have been designed to align the financial interests of our management with those of our shareholders, and to take into account our operating environment and expectations for continued growth and enhanced profitability. Compensation for each of our executive officers consists of a base salary, an annual bonus based on an executive incentive plan that outlines revenue, profit and other financial goals for each quarter, and stock options.

  Our Compensation Committee's current philosophy is that a portion of an executive's compensation should be based directly upon the value of long-term incentive compensation in the form of cash bonuses and stock option awards. The Compensation Committee believes that providing executives with the opportunity to acquire significant interests in our growth and prosperity through grants of stock options, while maintaining our base salaries at competitive levels, will enable us to attract and retain executives with the outstanding management abilities and entrepreneurial spirit which are essential to our success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their fullest potential.

  At least annually, the Compensation Committee reviews salary recommendations for our executives and then approves such recommendations, with any modifications it considers appropriate. The annual salary recommendations for such persons are made under the ultimate direction of our Chief Executive Officer, based on total compensation packages for comparable companies in our industry, as well as evaluations of the individual executive's past and expected future performance. Similarly, the Compensation Committee fixes the base salary of our Chief Executive Officer based on its review of competitive compensation data from companies in our industry, our Chief Executive Officer's overall compensation package, and the Compensation Committee's assessment of his past performance and its expectation as to his future performance in leading us.

  Stock-based awards, principally in the form of stock options, represent a portion of compensation for our executive officers, including our Chief Executive Officer, and serve as our principal long-term incentive compensation component. Stock options typically are granted at the fair market value on the date of grant, and will only have value if our stock price increases. Grants of stock options generally are based upon the level of the executive's position and an evaluation of the executive's past and expected future performance. The Compensation Committee believes that dependence on stock options for a portion of an executive's compensation aligns such executive's interests with those of our shareholders, because the ultimate value of such compensation is linked directly to stock price.

  The Compensation Committee reviews annually the base salary we pay to Mr. Belyew and may adjust it based on competitive compensation information available to the Compensation Committee, his overall compensation package and the Compensation Committee's assessment of his past experience and its expectation as to his future contributions in leading us and our businesses. In May 1999, the Compensation Committee reviewed the compensation of our Chief Executive Officer and increased his annual base salary from $200,000 to $225,000. The increase in Mr. Belyew's base salary was based on past performance. On April 12, 1999, Mr. Belyew was granted a stock option to purchase 100,000 shares of our common stock at a price of $4.31 per share, the fair market value of our common stock on the date of grant.

  The Compensation Committee evaluates our compensation policies and procedures with respect to executives on an on-going basis. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of our shareholders and with our performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and our performance.

  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits amounts that can be deducted for compensation paid to certain executives to $1,000,000 unless certain requirements are met. No executive officer currently receives compensation in excess of $1,000,000 and therefore there are no compensation amounts that are nondeductible on this basis at present. The Compensation Committee will continue to monitor the applicability of Section 162(m) to our compensation program.

                         COMPENSATION COMMITTEE
                         T. Wayne Davis
                         Derek E. Dewan
                         Robert R. Hermann, Jr.
                         Ford G. Pearson

  Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report on Executive Compensation and the Shareholder Return Performance Graph shall not be incorporated by reference into any such filings.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and persons who own more than 10% of our outstanding common stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our common stock held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish us with copies of all forms they file under this section. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during 1999, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% shareholders were timely met, except that Mr. Hermann inadvertently missed the filing deadline for two Form 4 reports relating to two acquisitions of additional shares of TGI.

                             SHAREHOLDER PROPOSALS

  In order to be considered for inclusion in the proxy statement and proxy to be used in connection with our 2001 Annual Meeting of Shareholders, shareholder proposals must be received no later than December 19, 2000. Proposals to be submitted, other than for inclusion in proxy materials, must be received by us on or before March 5, 2001. A proxy may confer discretionary authority with respect to matters which are not timely and properly presented in accordance with applicable procedures.

                                 OTHER MATTERS

  We are not aware of any other matter to be presented for action at the Annual Meeting other that those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matter comes before the Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

                                 ANNUAL REPORT

  A copy of our 1999 Annual Report is being mailed with this Proxy Statement to each shareholder of record. Shareholders not receiving a copy of such Annual Report may obtain one by writing or calling our Investor Relations Department at (770) 444-0240.

                                          By Order of the Board of Directors
                                          /s/ Philip A. Belyew
                                          --------------------
                                          Philip A. Belyew
                                          President and Chief Executive
                                           Officer

April 21, 2000
Atlanta, Georgia

                           PROXY-TRANSIT GROUP, INC.
           Annual Meeting of Shareholders to be held on May 18, 2000

     This proxy is solicited on behalf of the Board of Directors of the Company. The undersigned hereby constitutes and appoints Philip Belyew and T. Wayne Davis, and each of them, the true and lawful attorneys and proxies for the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned's capital stock of Transit Group, Inc., a Florida corporation, at the Annual Meeting of Shareholders to be held at the Marriott Northwest, Atlanta, Georgia, at 9:30 a.m., on May 18, 2000, and at any and all adjournments thereof (the "Meeting"), for the purposes of considering and acting upon the matters proposed by Transit Group, Inc. which are identified below.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED BELOW AND ALL THE OTHER PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDER NAMED HEREIN WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

               (Continued and to be signed on the reverse side.)
                                SEE REVERSE SIDE

                        Please date, sign and mail your
                      Proxy Card back as soon as possible!

                         Annual Meeting of Stockholders
                              Transit Group, Inc.
                                  May 18, 2000


                Please Detach and Mail in the Envelope Provided

[X] Please mark your votes as in this example.

1. ELECTION OF DIRECTORS

   FOR all nominees listed to the right (except as marked to the contrary)  [_]

   WITHHOLD AUTHORITY to vote for all nominees                              [_]

  (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below)

  T. Wayne Davis
  Philip A. Belyew
  Ford G. Pearson
  Derek E. Dewan
  Carroll L. Fulmer
  Robert R. Hermann, Jr.

2. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT ACCOUNTANTS OF TRANSIT GROUP, INC. FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

           FOR                    AGAINST                 ABSTAIN
           [_]                      [_]                     [_]

This Proxy, when properly executed, duly returned and not revoked will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the election of nominees for director listed above and the other proposals listed on this proxy and in the discretion of the proxy holder named herein with respect to such other matters as may properly come before the Meeting.

SIGNATURE(S)                            DATE                        SIGNATURE(S)                             DATE
            -------------------------       ----------------                    --------------------------       ---------------

NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                              ENCLOSED ENVELOPE.